M&T BANK
Manufacturers and Traders Trust Company
TERM LINE NOTE
Maryland

July __, 2006	$1,300,000.00

BORROWER:  Payments, Inc., a New York corporation
 and
 DCAP Group, Inc., a Delaware corporation

 with its primary place of business located at:
 1158 Broadway
 Hewlett, New York 11557
 Attention: Barry B. Goldstein

BANK:	MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, NY 14203 Attention: Office of the General Counsel.

Promise to Pay. For value received, intending to be legally bound, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) (the “Principal”) plus interest as agreed below and all fees and costs (including without limitation attorneys’ fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

Financing Agreement; Financing Documents. This Note is the “Term Line Note” described in an Amended and Restated Financing and Security Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”). The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Financing Agreement. This Note is one of the “Financing Documents” (as that term is defined in the Financing Agreement). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Financing Agreement.

Interest. The unpaid Principal of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year as set forth in Section 2.4.1 (Applicable Interest Rate -Term Line) of the Financing Agreement.

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal shall immediately be automatically increased to the Post-Default Rate as set forth in the Financing Agreement.

Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

The Maturity Date of this Note is the Term Line Maturity Date (as defined in the Financing Agreement).

☐ Borrower shall pay the entire Principal on the Maturity Date. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the _________________ day of each:
☐ month ☐ quarter ☐ year commencing on _________________________, 20____.

☒ Borrower shall pay the Principal in ☐ monthly ☒ quarterly ☐ annual installments commencing on September 1, 2006 and on the first day of each ☐ month ☒ quarter ☐ year thereafter consisting of equal installments each in the amount of $130,000.00 and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the first day of each: ☒ month ☐ quarter ☐ year commencing on August 1, 2006.

☐ Borrower shall pay Principal and interest in __________________ consecutive level ☐ monthly ☐ quarterly ☐ annual installments consisting of both Principal and interest, amortized over a period of________ years, commencing on _________________________, 20____ and on the ________________ day of each  ☐  month  ☐  quarter  ☐  year thereafter consisting of ______________ equal installments of Principal and interest each in the amount of $_______________________and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses. PLEASE NOTE: The Final Installment may be higher than expected if any payment is received after its due date. Furthermore, to the extent that (i) the repayment terms of this Note contemplate level installments of Principal and interest during any period in which the applicable interest rate is a variable rate (“Variable Rate P&I Period”), and (ii) during any such Variable Rate P&I Period, the applicable interest rate changes in accordance with the terms of this Note, the following provisions shall apply: (a) if the amount of accrued interest during any installment period shall exceed the amount of Borrower’s scheduled installment of Principal and interest for that period, the amount of the installment due and payable to the Bank for that period shall be adjusted (i.e., increased) to equal the amount of interest accrued for that period, so as to avoid negative amortization; and (b) in all other instances of applicable interest rate fluctuation during a Variable Rate P&I Period, Borrower’s scheduled installment of Principal and interest will remain the same and, in such instances where the applicable interest rate increases, result in a greater portion of such installment amount being applied to interest due, leaving less available to reduce the Principal balance. Borrower understands that each scenario will result in a higher than expected Principal balance due and payable to the Bank on the Maturity Date, and agrees that, absent manifest error, the Bank’s determination of any amount due in connection herewith shall be conclusive.

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the unpaid Principal to the Bank in advance of the Maturity Date, as set forth in Section 2.2.6 (Optional Prepayments of Term Line) of the Financing Agreement.

Representations, Warranties and Covenants. Borrower represents, warrants and acknowledges to, and agrees and covenants with, the Bank that now and until this Note is paid in full:

a.  Business Purpose. This Note evidences a commercial loan and an extension of credit for a commercial purpose within the meaning of the Commercial Law Article of the Annotated Code of Maryland, and the loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose.

b.  Good Standing; Authority. Borrower is an entity (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

c.  Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower’s purposes and within its power and authority; (ii) do not (a) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (b) violate Borrower’s certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

d.  Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary to the conduct of Borrower’s business and for Borrower’s due issuance of this Note have been duly obtained and are in full force and effect. The Borrower is in compliance with all conditions of each Approval.

e.  Financial and Other Information. For each year until this Note is paid in full, Borrower shall provide to the Bank in form and number of copies and by accountants satisfactory to the Bank, such financial information as required by the Financing Agreement.

f.  Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

g.  Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank’s prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker’s compensation and business interruption insurance and flood hazard insurance as required.

h.  Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (each an “Action”) which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

i.  Notice of Change of Address and of Default. Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower’s ownership or management and (iv) of any material adverse change in Borrower’s ability to repay this Note.

j.  No Transfer of Assets. Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in any merger, consolidation or other absorption or (iv) agree to do any of these things.

Events of Default. The following constitute an event of default (“Event of Default”): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, the Financing Agreement or the other Financing

Documents, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Borrower defaults in the performance of any covenant or other provision with respect to this Note, the Financing Agreement, or any other agreement between Borrower and the Bank or any of its affiliates or subsidiaries (collectively, “Affiliates”); (iii) Borrower fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any indebtedness for borrowed money owing to the Bank (other than under this Note), any third party or Affiliate or the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the reorganization, merger, consolidation or dissolution of Borrower (or the making of any agreement therefor); the sale, assignment, transfer or delivery of all or substantially all of the assets of Borrower to a third party; or the cessation by Borrower as a going business concern; (v) the death or judicial declaration of incompetency of Borrower, if an individual; (vi) failure to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), judgment, garnishment, order or award; (vii) if Borrower becomes insolvent or is generally not paying its debts as such debts become due; (viii) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (ix) Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal pro-ceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower; (x) any representation or warranty made in this Note, the Financing Agreement, any related document, any agreement between Borrower and the Bank or any Affiliate or in any financial statement of Borrower proves to have been misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Note, the Financing Agreement, any related document, any agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xi) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower’s ability to repay its debts; (xii) an adverse change in the Borrower, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse effect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform any obligation to the Bank; (xiii) the occurrence of any event described in sub-paragraph (i) through and including (xii) hereof with respect to any guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the amounts due under this Note; (xiv) Borrower fails to supply new or additional collateral within ten (10) days of request by the Bank; or (xv) the Bank in good faith deems itself insecure with respect to payment or performance under this Note, the Financing Agreement or any of the other Financing Documents.

Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower. All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraph (ix) above, or at the Bank’s option, upon the occurrence of any other Event of Default. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any amounts due hereunder which may now or hereafter be payable on demand.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliates or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any Guarantor or endorser of this Note. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elects to do so.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of Maryland excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF MARYLAND WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Power to Confess Judgment. BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF THE BANK OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY’S COMMISSION OF THE GREATER OF TEN PERCENT (10%) OF SUCH PRINCIPAL AND INTEREST OR $1,000 ADDED AS A REASONABLE ATTORNEY’S FEE, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS. THE PROVISIONS OF THIS SECTION DO NOT APPLY TO ANY LOAN EVIDENCED BY THIS NOTE THAT IS WITHIN THE SCOPE OF THE SECTION ENTITLED “SPECIAL PROVISIONS - LOANS OF $75,000 OR LESS” AND MADE TO AN INDIVIDUAL OR SOLE PROPRIETOR BORROWER.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower’s deposit account #______________________________with the Bank automatically for any amount which becomes due under this Note.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Confession of Judgment, Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a SEALED INSTRUMENT the day and year first above written.

BORROWERS: PAYMENTS, INC.

______________(SEAL)	BY:_______________________(SEAL) Name: _____________________ Title: ______________________

DCAP GROUP, INC.

______________(SEAL)	BY:_______________________(SEAL) Name: _____________________ Title: ______________________

[Acknowledgements Follow on Next Page]

ACKNOWLEDGMENT

STATE OF _________________ )
: SS.
COUNTY OF _______________ )

On the __________ day of July, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF _________________ )
: SS.
COUNTY OF _______________ )

On the __________ day of July, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

FOR BANK USE ONLY

Authorization Confirmed:
Disbursement of Funds:

Credit A/C # ____________________ Off Ck #_________________ Payoff Obligation #__________________
$ ____________________      $__________________            $___________________